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                                                              Exhibit 99.(p)(2)

                              MSDW ASSET MANAGEMENT
               CODE OF ETHICS FOR REGISTERED INVESTMENT COMPANIES

I.       INTRODUCTION

                  This Code of Ethics (the "Code") applies to the registered investment companies (each, a "Fund" and collectively, the "Funds") advised or managed by any affiliate of Morgan Stanley Dean Witter & Co.
         (MSDW), except for any investment company (i) for which Van Kampen Asset Management acts as Investment Adviser or Investment Manager or
         (ii) that is sub-advised, but not advised by, an advisory affiliate of MSDW, in compliance with Rule 17j-1 promulgated by the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). This Code covers all persons who are "Access Persons" of the Funds, as that term is defined in Rule 17j-1. To the extent that any such individuals are subject to compliance with the Code of Ethics of the Funds' Investment Adviser(s) or Investment Manager(s) (any such entity may be referred to as an "Investment Adviser"), and/or Sub-Adviser(s), as applicable, whose Codes have also been established pursuant to Rule 17j-1, compliance by such individuals with the provisions of the Code of the applicable Investment Adviser shall constitute compliance with this Code. The Code will only be effective for a Fund upon its adoption by that Fund's Board of Directors or Trustees pursuant to Rule 17j-1.

II.      PERSONAL TRANSACTIONS

         A.       REPORTS OF TRANSACTIONS - INDEPENDENT DIRECTORS/TRUSTEES

                  A director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the1940 Act ("an Independent Director/Trustee") shall report quarterly to the Fund any personal transaction in a security if he or she knows or in the course of his/her duties as a Director/Trustee of the Fund, should have known that: the Fund has purchased or sold the same security, or the Fund's Investment Adviser considered purchasing or selling the same security, during the 15 day period immediately before or after the Director/Trustee's transaction in the same security.

         B. REPORTS OF TRANSACTIONS, BROKERAGE ACCOUNTS AND HOLDINGS - ACCESS PERSONS WHO ARE NOT INDEPENDENT DIRECTORS/TRUSTEES

                  AN ACCESS PERSON WHO IS NOT AN INDEPENDENT DIRECTOR/TRUSTEE OF A FUND IS SUBJECT TO THE MORGAN STANLEY INVESTMENT MANAGEMENT CODE OF ETHICS AND ALL OF THE REQUIREMENTS THEREIN.

                  Access Persons, among other requirements, shall report all non-exempt securities transactions and new brokerage accounts on a quarterly basis. Access Persons shall provide annually: (i) a listing of holdings of all securities beneficially owned as of December 31 of the preceding year, except securities exempt from reporting under
         Section II(D)(2) hereof, listing the title of the security, number of shares held, and principal amount of the security, (ii) the name of any broker dealer or financial institution where an account was maintained, as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code) and (iii) the date the Report is submitted by the Access Person. The information must be current as of a date not more than 30 days before the report is submitted.

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                  New Access Persons who are not Independent Directors/Trustees
         of a Fund will be required to provide a listing of all non-exempt securities holdings, with the information set forth above, as of the date of commencement of employment as well as a listing of all outside brokerage accounts no later than ten days after that person becomes an Access Person.

         C.       REPORTS OF TRANSACTIONS, BROKERAGE ACCOUNTS AND HOLDINGS -
                  GENERAL

                  Any quarterly report required under Section II(A) or B above must be made within ten days after the end of the calendar quarter in which the personal transaction occurred. The report may be made on the form provided by the applicable Fund's Investment Adviser or may consist of a broker statement that provides at least the same information.

                  In the event that the Investment Adviser already maintains a record of the required information, an Access Person may satisfy this requirement by (i) confirming in writing (which may include e-mail) the accuracy and completeness of the record and disclosing the beneficial ownership of securities (if any) not listed on the account statement and (ii) recording the date of the confirmation. Copies of the Investment Advisers' forms, which may be revised at any time, are attached.

                  The Compliance Group of a Fund's Investment Adviser will identify and advise all Access Persons of the Fund, including the Independent Directors/Trustees, subject to the reporting requirement under A or B above, of their reporting requirement. Each report required under Section II(A) or B above will be submitted for review by the applicable Compliance Group of the Investment Adviser.

         D.       DEFINITIONS AND EXEMPTIONS

                  (1)      DEFINITIONS

                  For purposes of this Code the term "personal transaction" means the purchase or sale, or other acquisition or disposition, of a security for the account of the individual making the transaction or for an account in which he or she has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in a security.

                  The term "beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. Generally, under
         Section 16, a person is regarded as having beneficial ownership of securities held in the name of:

                  (a)      the individual; or

                  (b)      a husband, wife or a minor child;  or

                  (c)      a relative sharing the same household; or

                  (d)      other person if the Access Person:

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                           (i)      obtains benefits substantially equivalent to
                                    ownership of the securities; or

                           (ii) can obtain ownership of the securities immediately or at some future time; or

                           (iii) can have investment discretion or otherwise can exercise control.

                           The term "Access Person" is defined by Rule 17j-1
                  under the 1940 Act as (i) any director, officer, or general partner of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser (or of any company in a Control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities; or (ii) any director, officer, or general partner of a principal underwriter who in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities for the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of securities.

                  (2)      EXEMPTIONS

                  No report is required for a personal transaction in any of the following securities:

                                    (i)     Direct Obligations of the United
                                            States Government(1);
                                    (ii)    Bank Certificates of Deposit;
                                    (iii)   Bankers' Acceptances;
                                    (iv)    Commercial Paper;
                                    (v)     High  Quantity  Short-Term  Debt
                                            Investment  (which  for  these
                                            purposes  are repurchase agreements
                                            and any instrument that has a
                                            maturity at issuance of less than
                                            366 days that is rated in one of the
                                            two highest categories by a
                                            Nationally Recognized Statistical
                                            Rating Organization);
                                    (vi)    Shares held in Non-Morgan
                                            Stanley/Van  Kampen open-end
                                            registered  investment companies
                                            (mutual funds); and
                                    (vii)   Shares held in Morgan  Stanley,  Van
                                            Kampen and Non-Morgan  Stanley/Van
                                            Kampen Money Market Funds.

                           Also, no report is required with respect to any
                  account over which the Access Person has no influence or control.

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(1) Includes securities that carry full faith and credit of the U.S. government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds, and U.S. Treasuries. For international offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however such securities are subject to the initial and annual reporting requirements of sub-section D.

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III.     CODE VIOLATIONS

                  Any officer of a Fund who discovers a violation or apparent violation of this Code by an Access Person shall bring the matter to the attention of the Chief Executive Officer or General Counsel of the Fund who shall then report the matter to the Board of Directors or the Board of Trustees, as the case may be, of the Fund. The Board shall determine whether a violation has occurred and, if it so finds, may impose such sanctions, if any, as it considers appropriate.

IV.      ADMINISTRATION OF CODE OF ETHICS

                  No less frequently than annually the Board of Directors or the Board of Trustees of each of the Funds shall be provided with a written report by each of the Funds and the applicable Investment Advisers (and, if applicable, the Sub-Adviser(s)), that describes any new issues arising under the Code, including information on material violations of the Code of Ethics or procedures and sanctions imposed, and certifies that each Fund and the Investment Advisers (and, if applicable, the Sub-Adviser(s)) have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.